Exhibit 10.1

Execution Version

Meteora Capital x NKGen Biotech

This binding term sheet (the “Term Sheet”) amends and restates the binding term sheet, dated as of January 24, 2024 (the “Original Term Sheet”) with the terms herein amending and superseding the terms set forth in the Amended and Restated Subscription Agreement (defined below), constitutes a binding commitment on the part of Meteora Capital LLC or any of its affiliates (“Meteora”, “Investor” or “Investors”) to arrange or provide financing to NKGen Biotech, Inc. (the “Company”) or any of its affiliates or any other person, which in return provides a binding commitment to, in collaboration with Meteora, mutually structure and receive such financing. This Term Sheet is binding and constitutes all material terms and is entered into in satisfaction of any definitive documentary requirements set forth on the Original Term Sheet.

Terms (all amounts in USD)

Warrant Cash	•	All 2,000,000 subscription warrants held by Meteora entities eligible for share exchange offer.
Payment and	•	Each warrant will be exchanged into a new freely tradeable registered NKGN share.
Exchange Offer	•	Fixed NKGN Share Exchange Ratio based on cash payment by Meteora:
		o	Meteora paid (i) $0.125 per warrant at the time of execution of the Original Term Sheet; and
		o	(ii) no later than ten calendar days following the effective registration of the shares, Meteora will pay up to $0.125 per warrant based on the formula below:
▪ The product of (a) the 5-day VWAP starting on the day immediately following an effective registration statement divided by $2.50 and (b) $0.125, but in no event more than $0.125 per warrant. For the avoidance of doubt, such funding shall not be made prior to the effectiveness of the registration statement registering the shares.
▪ For example, if the 5-day VWAP is $2.00, then Meteora would pay $0.10 per warrant ((($2.00/$2.50)*$0.125)=$0.10).
	•	Total number of NKGN shares to be issued to Meteora will be fixed at 1:1 shares per warrant exchanged, i.e., 2,000,000 shares:

		o	The Company shall issue all Exchange Shares to Meteora entities within two business days of signing of this Term Sheet and will inform the transfer agent accordingly. The Exchange Shares initially shall be unregistered. The Company has commenced the Form S-1 registration process but will re-file a registration statement on Form S-1 to reflect the warrant exchange within five days of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2023, which Form 10-K will be filed with the Securities and Exchange Commission (the “Commission”) no later than March 31, 2024 (the “Filing Deadline”).
		o	The Company will use its reasonable best efforts to have the registration statement on Form S-1 declared effective as soon as reasonably practicable after the filing thereof, but in any event no later than forty-five calendar days after the Filing Deadline (the “Effectiveness Deadline”), provided that (i) if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next business day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of business days that the Commission remains closed for.
		o	After registration of the Exchange Shares, Meteora entities, in their sole discretion, may sell up to the greater of 125,000 NKGN shares per week (the “Minimum Amount”) or 10% of the daily trading volume, on any given trading day, reporting all sales to the Company on a weekly basis.
		o	Should Meteora be unable to sell the Minimum Amount, the difference between the Minimum Amount and the actual amount of NKGN shares sold by Meteora on any given week shall be carried forward to increase the following week’s Minimum Amount on a rolling basis.
▪ As an example, should Meteora sell 75,000 NKGN shares in a trading week, the following week’s Minimum Amount shall be 175,000.

	•	Meteora shall benefit from “Most Favored Nation” status with respect to warrant restructuring for so long as any subscription warrants remain outstanding.

Meteora Capital x NKGen Biotech

	•	The Company shall have the registration statement on Form S-1 declared effective within ten business days after the date the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the registration statement will not be “reviewed” or will not be subject to further review. Upon the Investor’s timely request, the Company shall provide a draft of the registration statement to the Investor for review at least two business Days in advance of the date of filing the registration statement with the Commission (the “Filing Date”), and Investor shall provide any comments on the registration statement to the Company no later than the one business day immediately preceding the Filing Date. Unless otherwise agreed to in writing by the Investor prior to the filing of the registration statement, the Investor shall not be identified as a statutory underwriter in the registration statement; provided, that if the Commission requests that Investor be identified as a statutory underwriter in the registration statement, Investor will have the opportunity to withdraw from the registration statement upon its prompt written request to the Company. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the registration statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the shares by the applicable stockholders or otherwise, such registration statement shall register for resale such number of shares which is equal to the maximum number of shares as is permitted by the Commission. In such event, the number of shares or other shares to be registered for each selling stockholder named in the registration statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional shares under Rule 415 under the Securities Act, the Company shall amend the registration statement or file one or more new registration statement(s) (such amendment or new registration statement shall also be deemed to be a “registration statement” hereunder) to register such additional shares that were excluded due to limitations on the use of Rule 415 of the Securities Act and cause such amendment or registration statement(s) to become effective as promptly as practicable after the filing thereof, but in any event no later than forty-five calendar days after the filing of such registration statement (the “Additional Effectiveness Deadline”); provided, that the Additional Effectiveness Deadline shall be extended to ninety calendar days after the filing of such registration statement if such registration statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that the Company shall have such registration statement declared effective within ten business days after the date the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that such registration statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Additional Effectiveness Deadline shall be extended to the next business day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of business days that the Commission remains closed for. Any failure by the Company to file a registration statement by the Effectiveness Deadline or Additional Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect a registration statement as set forth in Section 5 of the Amended and Restated Subscription Agreement dated as of September 26, 2023, between the Company and the parties thereto (the “Amended and Restated Subscription Agreement”).
	•	The provisions set forth in sections 5(b)—5(m) of the Amended and Restated Subscription Agreement are hereby incorporated by reference into this Term Sheet as if set forth fully herein.
Diligence and Legal Fees	The Investor will pay for its own due diligence and legal fees in relation to the transactions proposed in this Term Sheet. The Company shall reimburse the Investor with up to $50,000 in documented legal expenses in connection with entering into the aforementioned investments.
Governing Law	State of New York

Confidentiality and Exclusivity: The Company will not disclose the terms contained herein to any other person or entity unless approved by Meteora. The Company will not solicit or accept term sheets with respect to a conflicting financing transaction or enter into an agreement with respect to or close a conflicting financing without prior written confirmation to Investor following the execution of this Term Sheet (“Term Sheet Termination Event”), which shall not under any circumstances prevent the Company from soliciting, accepting term sheets, or entering into agreements with respect to or closing any Uncovered Financing. Upon execution of the Term Sheet by the Company, this Confidentiality and Exclusivity section shall be binding and the Investor shall have the right to pursue all remedies available to it at law or in equity with respect to this section including, without limitation, a decree of specific performance, injunctive relief and money damages. Any competing transaction shall not include any terms designed to circumvent the provisions of this Section or otherwise preclude Meteora’s participation including but not limited to representation/warranties or amendment rights in such competing transaction. Any unpaid amounts pursuant to this Term Sheet shall accrue interest at an annualized rate of 30% from the date such payment was due. By executing this term sheet, the Company represents and warrants that this term sheet has been duly authorized, executed and delivered.

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Meteora Capital x NKGen Biotech

Meteora Capital LLC and its affiliates

By:	/s/ Vikas Mittal
Name:	Vikas Mittal
Title:	Managing Member

NKGen Biotech, Inc.

By:	/s/ Paul Y. Song
Name:	Paul Y. Song
Title:	CEO